UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 23, 2010
VIDEO DISPLAY CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road
Tucker, Georgia (Address of principal executive offices)	30084 (Zip code)
Registrant’s telephone number, including area code: (770) 938-2080
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 23, 2010, Video Display Corporation (the Company) entered into a new senior secured three-year credit agreement (the “Agreement”). The Agreement provides a $24.0 million package of debt instruments including a revolving credit facility with a $17.5 million cap based upon inventory and receivable advance levels, and two term loans totaling $6.5 million. The Agreement is between the Company and the initial lenders named therein: RBC Bank and Community and Southern Bank with RBC Bank also acting as the Administrative Agent. The lenders and their affiliates have various other relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, loans, letter of credit and bank guarantee facilities as well as other banking services. Additionally RBC Bank acted as sole lender under the Company’s Existing Credit Agreement, as defined below. The revolving credit portion of the Agreement terminates on November 23, 2013. The maturity dates of the two amortizing term loans are December 2015 and December 2025. Interest on advances under the Agreement is based on a matrix of debt coverage ratios. Interest is charged at a rate equal to 2.75% to 3.25% above one-month LIBOR for the applicable interest period or a minimum floor rate of 4.00%, each as more fully described in the Agreement. Based on the Company’s current debt coverage ratios, the initial rate of interest will be charged at the minimum base rate of 4.00%. The Agreement includes various covenants, limitations and events of default customary for similar facilities for similarly rated borrowers. As of the date of filing this current report on Form 8-K, draws in the approximate amount of $13 million in revolving credit advances have been made and are outstanding under the Agreement.
The Agreement replaces the Company’s previous credit agreement dated September 26, 2008 as amended (the “Existing Credit Agreement”), which established two revolving credit facilities in the amount of $17.0 million to the Company and $3.5 million to the Company’s subsidiary Fox International Ltd., Inc., and a term loan with a remaining balance of $678,000, all of which were terminated by payment from the proceeds received under the new Agreement on December 23, 2010. For a complete description of the terms and conditions of the Agreements, please refer to the Loan and Security Agreement and related documents, which are incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 10(h).

Item 1.02	Termination of a Material Definitive Agreement.
The information set forth in Item 1.01(a) of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01(a) of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description of Exhibit
10 (h)
Loan and Security Agreement and related documents, dated December 30, 2010, among Video Display Corporation and Subsidiaries and RBC Bank and Community and Southern Bank as lenders and RBC Bank as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2010	VIDEO DISPLAY CORPORATION
	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer